Exhibit 10.4

May 18, 2009

PRIVATE & CONFIDENTIAL

EGPI FIRECREEK, INC.
Dennis R. Alexander, CEO

FIRECREEK GLOBAL, INC.
John R. Taylor, President & CEO

Re: CLOSING NOTIFICATION LETTER FOR A STOCK ACQUISITION AGREEMENT
(the “Agreement”)
effective the 18th day of May, 2009 (the “Effective Date”),
by and among EGPI FIRECREEK, INC., a Nevada corporation (“Assignor”), and FIRECREEK GLOBAL, INC.,  a Delaware corporation (“Assignee”);

Gentlemen,

With reference to CLOSING NOTIFICATION LETTER FOR A STOCK ACQUISITION AGREEMENT (the “Agreement”) effective the 18th day of May, 2009 (the “Effective Date”), by and among EGPI FIRECREEK, INC., a Nevada corporation (“Assignor”), and FIRECREEK GLOBAL, INC.,  a Delaware corporation (“Assignee”):

Please be noticed that we the undersigned parties, EGPI FIRECREEK, INC., and FIRECREEK GLOBAL, INC., herewith are satisfied with the terms and conditions of the Agreement, and conditions being satisfied including and relevant to item 3., Delivery Matters; item 4., Due Diligence Period; 5., Closing Matters, including sub items (a) through (g), and, item 6., including sub items (a) through (n).

Therefore the undersigned herewith mutually approve closing of the Agreement and Exhibits thereto as of May 18, 2009.

Thank you for your professional courtesies and assistance in this matter.

Sincerely,

ASSIGNOR:

EGPI FIRECREEK, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, CEO

Date of Execution:	May 19, 2009

Address for Notices:	6564 Smoke Tree Lane
Scottsdale, Arizona 85253

ASSIGNEE:

FIRECREEK GLOBAL, INC.

By:	/s/ John R. Taylor
John R. Taylor, President & CEO

Date of Execution:	May 18, 2009

Address for Notices:	6777 Camp Bowie Blvd.
Suite 332
Fort Worth, Texas 76116